Exhibit 10.2

PROMISSORY NOTE

$750,000	June 23, 2021

FOR VALUE RECEIVED, USA Equities Corp. (the “Maker”), promises to pay to MedScience Research Group, Inc., a Florida corporation with its principal place of business at 16469 Bridlewood Circle, Delray Beach, Florida 33445, the principal sum of seven hundred fifty thousand ($750,000) dollars, together with interest thereon at the rate of ten per cent (10%) per annum, which shall be payable in thirty-six (36) equal consecutive monthly instalments of $24,200.39 commencing on the 7th day of July 2021 and continuing on the 7th day of each month thereafter, to and including June 7, 2024 (the “Maturity Date”).

Upon the occurrence and during the continuance of an Event of Default, Maker shall pay interest hereon at the rate of fifteen per cent (15%) per annum. In no event shall the Holder hereof, or any permitted successor or assign, be entitled to receive, collect or retain any amount of interest paid hereon in excess of that permitted by applicable law. The Maker shall have the right, at any time and from time to time, upon three business days’ notice to the Holder, to prepay this Note in whole or in part together with accrued interest on the amount prepaid, but without premium or penalty. All payments to Holder shall be made in United States dollars.

The Maker agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through legal proceedings, negotiations or otherwise) of this Note and any other document to be delivered hereunder (such costs and expenses shall include without limitation, the reasonable fees and expenses of legal counsel.) The obligations of the Maker under this Paragraph shall survive the payment in full of this Note.

The occurrence of any of the following events shall constitute a default (“Event of Default”):

(i) Failure to Pay Principal or Interest. Maker fails to pay any installment of principal, interest or other sum due under this Note within ten (10) days of the due date thereof;

(ii) Receiver or Trustee. Maker or Guarantor shall make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee for it him, or for a substantial part of its or his property or business; or such a receiver or trustee shall otherwise be appointed without the consent of Maker of Guarantor and is not dismissed within sixty (60) days of appointment;

(iii) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against Maker or Guarantor and if instituted against Maker or Guarantor are not dismissed within sixty (60) days of initiation; and

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(iv) Judgements. One or more judgements for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against the Maker and shall remain undischarged for ten days during which execution shall not be effectively stayed.

Upon the occurrence and during the continuance of any Event of Default, upon notice to Maker (except in the event of the failure to pay amounts due as provided above), the Holder may demand the payment of the unpaid principal amount due hereunder, which together with all interest accrued thereon and other amounts payable hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

The Maker hereby waives presentment for payment, demand, notice of dishonor and protest of this Note. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida. None of the terms or provisions of this Note may be waived, altered, modified or amended except as the Holder may consent thereto in writing.

Without limiting the right of the Holder to bring any action or proceeding against the Maker or against property of the Maker arising out of or relating to this Note (an “Action”) in the courts of other jurisdictions, the Maker hereby irrevocably submits to the jurisdiction of any Florida or Federal Court sitting in Palm Beach County, Florida, respectively, and the Maker hereby irrevocably agrees that any Action may be heard and determined in any such State or Federal court.

Any notice or other communication required or permitted to be given to the Maker hereunder shall be in writing and shall be sent by Express Mail or by a recognized overnight delivery courier service to the Maker at 901 Northpoint Parkway Suite 302 West Palm Beach Florida 33407, Attn: President or to such other address as the Maker shall have furnished in writing in accordance with the provisions of this Note. Any notice or other communication given by the means permitted hereunder shall be deemed given and effective two days after deposit thereof with the United States Post Office or with a recognized overnight courier.

USA Equities Corp.

By:	/s/ Troy Grogan
Troy Grogan
President

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Amortization Schedule

1	7/7/2021	$750,000.00	$24,200.39	$17,950.39	$6,250.00	$732,049.61
2	8/7/2021	$732,049.61	$24,200.39	$18,099.98	$6,100.41	$713,949.63
3	9/7/2021	$713,949.63	$24,200.39	$18,250.81	$5,949.58	$695,698.82
4	10/7/2021	$695,698.82	$24,200.39	$18,402.90	$5,797.49	$677,295.92
5	11/7/2021	$677,295.92	$24,200.39	$18,556.26	$5,644.13	$658,739.66
6	12/7/2021	$658,739.66	$24,200.39	$18,710.89	$5,489.50	$640,028.77
7	1/7/2022	$640,028.77	$24,200.39	$18,866.82	$5,333.57	$621,161.95
8	2/7/2022	$621,161.95	$24,200.39	$19,024.04	$5,176.35	$602,137.91
9	3/7/2022	$602,137.91	$24,200.39	$19,182.57	$5,017.82	$582,955.34
10	4/7/2022	$582,955.34	$24,200.39	$19,342.43	$4,857.96	$563,612.91
11	5/7/2022	$563,612.91	$24,200.39	$19,503.62	$4,696.77	$544,109.29
12	6/7/2022	$544,109.29	$24,200.39	$19,666.15	$4,534.24	$524,443.15
13	7/7/2022	$524,443.15	$24,200.39	$19,830.03	$4,370.36	$504,613.12
14	8/7/2022	$504,613.12	$24,200.39	$19,995.28	$4,205.11	$484,617.84
15	9/7/2022	$484,617.84	$24,200.39	$20,161.91	$4,038.48	$464,455.93
16	10/7/2022	$464,455.93	$24,200.39	$20,329.92	$3,870.47	$444,126.00
17	11/7/2022	$444,126.00	$24,200.39	$20,499.34	$3,701.05	$423,626.66
18	12/7/2022	$423,626.66	$24,200.39	$20,670.17	$3,530.22	$402,956.49
19	1/7/2023	$402,956.49	$24,200.39	$20,842.42	$3,357.97	$382,114.07
20	2/7/2023	$382,114.07	$24,200.39	$21,016.11	$3,184.28	$361,097.97
21	3/7/2023	$361,097.97	$24,200.39	$21,191.24	$3,009.15	$339,906.73
22	4/7/2023	$339,906.73	$24,200.39	$21,367.83	$2,832.56	$318,538.89
23	5/7/2023	$318,538.89	$24,200.39	$21,545.90	$2,654.49	$296,992.99
24	6/7/2023	$296,992.99	$24,200.39	$21,725.45	$2,474.94	$275,267.54
25	7/7/2023	$275,267.54	$24,200.39	$21,906.49	$2,293.90	$253,361.05
26	8/7/2023	$253,361.05	$24,200.39	$22,089.05	$2,111.34	$231,272.00
27	9/7/2023	$231,272.00	$24,200.39	$22,273.12	$1,927.27	$208,998.88
28	10/7/2023	$208,998.88	$24,200.39	$22,458.73	$1,741.66	$186,540.15
29	11/7/2023	$186,540.15	$24,200.39	$22,645.89	$1,554.50	$163,894.26
30	12/7/2023	$163,894.26	$24,200.39	$22,834.60	$1,365.79	$141,059.65
31	1/7/2024	$141,059.65	$24,200.39	$23,024.89	$1,175.50	$118,034.76
32	2/7/2024	$118,034.76	$24,200.39	$23,216.77	$983.62	$94,817.99
33	3/7/2024	$94,817.99	$24,200.39	$23,410.24	$790.15	$71,407.75
34	4/7/2024	$71,407.75	$24,200.39	$23,605.33	$595.06	$47,802.42
35	5/7/2024	$47,802.42	$24,200.39	$23,802.04	$398.35	$24,000.39
36	6/7/2024	$24,000.39	$24,200.39	$24,000.39	$200.00	$0.00

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